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                                                                     EXHIBIT 3.1


                                  STATE OF DELAWARE

                           OFFICE OF THE SECRETARY OF STATE

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "WG, INC.", CHANGING ITS NAME FROM "WG, INC." TO "WILLCOX & GIBBS, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF DECEMBER, A.D. 1995, AT 10 O'CLOCK A.M.

A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                                                 AUTHENTICATION:

                                                           DATE:

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               SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                                       WG, INC.
                               (a Delaware Corporation)

    WG, INC., A CORPORATION ORGANIZED AND EXISTING UNDER AND BY VIRTUE OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (THE "CORPORATION") HEREBY CERTIFIES AS FOLLOWS:

    1. THE CORPORATION WAS ORIGINALLY INCORPORATED UNDER THE NAME WG, INC., ON MAY 13, 1994. A RESTATED CERTIFICATE OF INCORPORATION WAS FILED ON JULY 12, 1994.

    2. THE BOARD OF DIRECTORS OF THE CORPORATION DULY ADOPTED RESOLUTIONS SETTING FORTH THE TEXT OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION SET FORTH BELOW, DECLARING THE ADVISABILITY OF ITS ADOPTION.

    3. THEREAFTER, IN LIEU OF A MEETING AND VOTE, THE STOCKHOLDERS OF THE CORPORATION GAVE WRITTEN CONSENT TO SAID SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IN ACCORDANCE WITH SECTION 228 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE.

    4. SAID SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION WAS DULY ADOPTED IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE.

    5. THE TEXT OF SAID SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IS AS FOLLOWS:

    FIRST:    THE NAME OF THE CORPORATION IS WILLCOX & GIBBS, INC.

    SECOND:   THE ADDRESS OF THE CORPORATION'S REGISTERED OFFICE IN THE STATE
OF DELAWARE IS 1013 CENTRE ROAD, CITY OF WILMINGTON, COUNTY OF NEW CASTLE, STATE OF DELAWARE, AND THE NAME OF ITS REGISTERED AGENT THEREAT IS THE PRENTICE-HALL CORPORATION SYSTEM, INC.

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    THIRD:    THE PURPOSE OF THE CORPORATION IS TO ENGAGE IN ANY LAWFUL ACT OR
ACTIVITY FOR WHICH A CORPORATION MAY BE ORGANIZED UNDER THE DELAWARE GENERAL CORPORATION LAW.

    FOURTH:   THE TOTAL NUMBER OF SHARES OF ALL CLASSES OF STOCK WHICH THE
CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS 2,000,000, CONSISTING OF 1,500,000 SHARES OF CLASS A COMMON STOCK, NO PAR VALUE PER SHARE (HEREINAFTER REFERRED TO AS "CLASS A COMMON STOCK"), 250,000 SHARES OF CLASS B COMMON STOCK, NO PAR VALUE PER SHARE (HEREINAFTER REFERRED TO AS "CLASS B COMMON STOCK"), AND 250,000 SHARES OF CLASS C COMMON STOCK, NO PAR VALUE PER SHARE (HEREINAFTER REFERRED TO AS "CLASS C COMMON STOCK", AND TOGETHER WITH THE CLASS A COMMON STOCK AND THE CLASS B COMMON STOCK, THE "COMMON STOCK"). ALL SHARES OF COMMON STOCK SHALL BE IDENTICAL AND WILL ENTITLE THE HOLDERS THEREOF TO THE SAME RIGHTS AND PRIVILEGES, EXCEPT AS OTHERWISE PROVIDED HEREIN. THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, IF ANY, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF EACH CLASS OF STOCK SHALL BE GOVERNED BY THE FOLLOWING PROVISIONS:

    1. VOTING RIGHTS. Each registered holder of Class A Common Stock and Class B Common Stock shall be entitled to one vote for each share of such stock held by such holder. Except as required by law, the registered holders of Class A Common Stock and Class B Common Stock shall vote together as a class on all matters submitted to a vote as stockholders of the Corporation. The holders of shares of Class C Common Stock shall not be entitled to vote upon or express consent or dissent to any corporate action of the Corporation, except as otherwise expressly provided by law. The number of authorized shares of Class A Common Stock may be increased or decreased without a vote of the Class A Common Stock, Class B Common Stock or Class C Common Stock voting as a separate class.

    2. DIVIDENDS. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available, therefor, dividends payable either in cash, in stock or otherwise. Any dividend or distribution on the Common Stock shall be payable on shares of Common Stock ratably;

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PROVIDED, HOWEVER, that in the case of dividends payable in shares of Common
Stock, or options, warrants or rights to acquire shares of such Common Stock, or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid.

    3. LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of all classes of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily within the meaning of this Section 3.

    4. CONVERSION. The holder of shares of Class B Common Stock or Class C Common Stock may, at any time, convert some or all of such holder's shares of Class B Common Stock or Class C Common Stock into Class A Common Stock at a rate of one share of Class of Class A Common Stock for each share of Class B Common Stock or Class C Common Stock converted, by surrender to the Corporation of Certificates representing such Class B. Common Stock or Class C Common Stock and written notice requesting such conversion (together, in the case of any conversion of Class C Common Stock, with a certificate signed by or on behalf of the holder or holders seeking conversion to the effect that such conversion and the holding of Class A Common Stock by such holder or holders are permitted under then current applicable law). Such conversion shall be deemed affected as of the close of business on the date on which the Corporation receives such certificates and notice. Shares of Class A Common Stock issued in accordance with this Section shall be duly authorized, validly issued, fully paid and nonassessable. The Corporation shall at all times keep reserved a sufficient number of shares of

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Class A Common Stock to enable it to convert all outstanding shares of Class B
Common Stock and Class C Common Stock, and any purported issuance of shares of Class A Common Stock such that the remaining authorized and unissued shares of Class A Common Stock would be insufficient to satisfy such obligation to reserve shares shall be void.

    FIFTH:    The Board of Directors of the Corporation shall be comprised of the individuals elected as such pursuant to the By-Laws of the Corporation.

    SIXTH:    The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation. The directors need not be elected by written ballot. The number of directors of the corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation.

    SEVENTH: No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
Neither any amendment or repeal of the foregoing provisions nor adoption of any provision of this Certificate of Incorporation or the By-Laws of the Corporation which is inconsistent with the foregoing provisions shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or adoption.

    The Corporation shall indemnify to the fullest extent permitted by the laws of the State of Delaware is from time to time in effect any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any

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threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by this Article SEVENTH also shall include the right of such persons to be paid in advance by the Corporation for their expenses to the fullest extent permitted by the laws of the State of Delaware as from time to time in effect. The right to indemnification conferred on such persons by this Article SEVENTH shall be a contract right.

    Unless otherwise determined by the Board of Directors of the Corporation, the Corporation shall indemnify to the fullest extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation), by reason of the fact that he is or was an employee (other than an officer) or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

    The rights and authority conferred in this Article SEVENTH shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the By-Laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

    Neither the amendment nor repeal of this Article SEVENTH, nor the adoption of any provision of the Certificate of Incorporation or By-Laws or of any statute inconsistent with this

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Article SEVENTH, shall eliminate or reduce the effect of this Article SEVENTH in respect of any facts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

    IN WITNESS WHEREOF, the Corporation has caused Second Amended and Restated Certificate of Incorporation to be signed and attested by its duly authorized officers this 21st day of December _____, 1995. The effective date of filing shall be January 1, 1996.

                                  WG, Inc.

                                  By:  _______________________________
                                       Name:     John K. Ziegler
                                       Title:    Chairman of the Board and
                                                 Chief Executive Officer

ATTEST:

By: _______________________________
    Name:     Mary-Anne Kieran
    Title:    Secretary